As filed with the Securities and Exchange Commission on January 9, 2007

Registration No. 333-126007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 4 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

E-FUTURE INFORMATION TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	7371	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

or
e-Future Information Technology Inc. No. 10 Building BUT Software Park No. 1 Disheng North Street BDA, Yizhuang District Beijing 100176, People’s Republic of China 86-10-51650988	Offshore Incorporations (Cayman) Limited Group Scotia Centre P.O. Box 2804 GT Grand Cayman, Cayman Islands 345-945-7388	Mr. Ming Zhu c/o RMCC International, Inc. 6724 Patterson Avenue Richmond, Virginia 23226 804-288-3720
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Haneberg, Esq.

Kaufman & Canoles

III James Center, 1051 East Cary Street, 12th Floor

Richmond, Virginia 23219

(804) 771-5700

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

DEREGISTRATION OF UNSOLD ORDINARY SHARES

Pursuant to its Registration Statement on Form F-1 (Registration No. 333-126007), e-Future Information Technology Inc. (the “Registrant”) registered 1,500,000 ordinary shares, par value $0.0756 per share. On October 5, 2006, the Registrant completed the offer and sale of an aggregate of 1,133,500 ordinary shares, at a public offering price equal to $6.00 per ordinary share. The Registrant hereby deregisters the 366,500 ordinary shares that were not sold pursuant to such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 4 to a Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on the 9th day of January, 2007.

E-FUTURE INFORMATION TECHNOLOGY INC.

By:	/s/ Adam Yan
Name:	Adam Yan
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer)

Date: January 9, 2007

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Adam Yan	Chairman, Chief Executive Officer and Director (Principal Executive Officer and Principal Accounting Officer)	January 9, 2007

* Xin Wu	Director	January 9, 2007

* L. McCarthy Downs, III	Director	January 9, 2007

* Wenhua Tong	Director	January 9, 2007

* Dong Cheng	Director	January 9, 2007

* Chaoyong Wang	Director	January 9, 2007

* Ming Zhu	Director	January 9, 2007

/s/ Ming Zhu Ming Zhu	Authorized U.S. Representative	January 9, 2007

* By:	/s/ Adam Yan
Adam Yan
Attorney-in-Fact
January 9, 2007